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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            ------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  December 17, 2001


                            MAVERICK TUBE CORPORATION
                  ---------------------------------------------

             (Exact Name of Registrant as Specified in its Charter)


          Delaware                      1-10651                  43-1455766
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(State or Other Jurisdiction          (Commission               (IRS Employer
      of Incorporation)              File Number)            Identification No.)


16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri             63017
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(Address of Principal Executive Offices)                              (Zip Code)


                                 (636) 733-1600
                          -----------------------------

              (Registrant's telephone number, including area code)

                                 Not applicable.
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         (Former name or former address, if changed since last report.)
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
Item 5.    OTHER EVENTS

     On December 17, 2001, Maverick Tube Corporation issued a press release announcing its earnings expectations for the quarter ended December 31, 2001 and the closure of its Longview, Washington plant during the first quarter of 2002. A copy of this press release is attached to this Form 8-K as Exhibit 99.1.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)  Exhibits
              --------

Exhibit       Description
-------       -----------

99.1 Text of Press Release dated December 17, 2001 issued by Maverick Tube Corporation.

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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   December 17, 2001


                                  MAVERICK TUBE CORPORATION


                                  By: /s/ Pamela G. Boone
                                      --------------------------------------
                                      Pamela G. Boone
                                      Vice President - Finance and
                                      Administration and Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit       Description
-------       -----------

99.1 Text of Press Release dated December 17, 2001 issued by Maverick Tube Corporation.

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Exhibit 99.1


FOR IMMEDIATE RELEASE                                December 17, 2001
---------------------

For further information contact:                     Pam Boone
                                                     Vice President Finance, CFO
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                            MAVERICK TUBE CORPORATION
              Company Reduces Earnings Expectations for the Quarter
             Company Announces Closing of its Longview, WA Facility

     St. Louis, December 17, 2001 - Maverick Tube Corporation (NYSE:MVK) announced today that it anticipates lower earnings from continuing operations during the quarter ending December 2001, with expectations now being in the $0.09 to $0.13 per share range, down from earlier expectations of $0.20 to $0.25 per share. The reduction in forecasted earnings is due to the slower than expected start-up of the winter drilling season in Canada, and sharply declining drilling in the U.S. This, in turn, resulted in lower demand and pricing for Maverick's products.

     Gregg M. Eisenberg, Maverick's Chairman, President and Chief Executive Officer commented, "The rapid decline in drilling activity in the U.S. and the unprecedented lack of a winter pick-up in Canadian drilling were not anticipated. We believe the root cause of both is the lack of remaining budget dollars for our end-user customers. As a result, sales of our products have been slower than expected, pricing has softened and earnings are not as strong as we had anticipated."

     The Company also announced its plans to close its Longview, WA facility during the first quarter 2002 and move most of that facility's production equipment to one of its existing buildings in Hickman, Arkansas. The Company expects, based upon management's current estimates, to take a one-time exit charge for the write-down of property and equipment and accrual of other cash obligations of $7.9 million ($5.0 million after-tax) during the quarter ending December 31, 2001 upon closing the Longview facility. The estimated charge would reduce earnings by an estimated $0.15 per fully diluted share. The amount of the final exit charge to be recorded in the fourth quarter may be adjusted as a result of completed asset valuations and other activities surrounding the plant closing. Total cash requirements for the plant closure and the equipment move are anticipated to be $7.9 million, which include approximately $5.5 million in capital expenditures for the re-installation of the equipment. The Company anticipates that the absorption of increased manufacturing activities at its Hickman, Arkansas facility as a result of the Longview facility closure can be accomplished with significantly less working capital employed and lower overhead costs. Working capital requirements should be reduced by approximately $8.0 million, and operating margins could be increased by $3.0-$5.0 million annually, based on recent operating levels. In addition, the Company will be better able to access the U.S. line pipe market, which could provide additional revenues and margins.

     Eisenberg pointed out, "The Longview facility closure has been under evaluation for quite some time, and the closing of that facility's principal steel supplier significantly contributed to our decision." Eisenberg noted, "While we anticipate spending approximately $7.9 million of cash to close the Longview facility and move certain equipment to Arkansas, that should be more than offset by working capital reductions and the proceeds from the eventual sale of the building. The annual operating cost improvements are primarily in the area of lower freight costs, both inbound and outbound. When the mill is in place in Arkansas, we can become a premier supplier of line pipe at that site without sacrificing any capacity in our other product areas."

     Management of the Company will discuss various aspects of this press release and answer questions from the investment community during a conference call on Tuesday, December 18, 2001 at 9:00 a.m. CT. The call-in number is 877-567-6832 and the identification number is 2709201. The conference call will also be broadcast via live Internet Webcast. The conference broadcast can be accessed at the Investor Relations section of the Company's Web site, located at http://www.maverick-tube.com. A replay of the conference call will also be available at the Investor Relations section of the Company's Web site, after 10:00 a.m. CT on December 18, 2001.

     Maverick Tube Corporation is a St. Louis, Missouri, based manufacturer of tubular products used in the energy industry in drilling, production and surface transportation applications as well as industrial tubing products (HSS, standard pipe and piling products) used in various industrial applications. This news release contains forward-looking information with respect to Maverick's operations and beliefs. Actual results may differ from these forward looking statements due to numerous factors, including those discussed in Exhibit 99.1 to Maverick's Form 10-K for its year ended December 31, 2000.